Exhibit 8.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 www.bakerbotts.com	AUSTIN BEIJING DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK RIYADH WASHINGTON
August 10, 2007
Encore Energy Partners LP
777 Main Street, Suite 1400
Fort Worth, Texas 76102
     RE: ENCORE ENERGY PARTNERS LP;
     REGISTRATION STATEMENT ON FORM S-1
Ladies and Gentlemen:
          We are acting as counsel to Encore Energy Partners LP, a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the offer and sale of common units representing limited partner interests in the Partnership pursuant to a Registration Statement on Form S-1 (Registration No. 333-142847) (the “Registration Statement”). In connection therewith, we have prepared the discussion (the “Discussion”) set forth under the caption “Material Tax Consequences” in the Registration Statement.
          We hereby confirm that all statements of legal conclusions contained in the Discussion constitute the opinion of Baker Botts L.L.P. with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein.
          In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of the statements, covenants, and representations contained in (i) the Registration Statement, (ii) certain other filings made by the Partnership with the Securities and Exchange Commission (the “Commission”), (iii) a representation letter provided to us by the Partnership in support of this opinion, and (iv) other information provided to us by the Partnership, Encore Energy Partners GP LLC (its general partner) and Encore Acquisition Company.
          We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name in the Discussion. This consent does not constitute an admission that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours, BAKER BOTTS L.L.P.